UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

420 Stevens Avenue, Suite 210, Solana Beach, California (Address of Principal Executive Offices)	92075 (Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On July 22, 2009, Somaxon Pharmaceuticals, Inc. (the “Company”) notified Kingsbridge Capital Limited (“Kingsbridge”) that the Company exercised its contractual right to terminate the Common Stock Purchase Agreement dated as of May 21, 2008 between the Company and Kingsbridge (the “Purchase Agreement”), effective July 23, 2009. The Purchase Agreement related to the Committed Equity Financing Facility (“CEFF”) arrangement between the Company and Kingsbridge. No shares of the Company’s common stock were issued under the CEFF.
     In connection with the termination of the Purchase Agreement, the parties agreed that the Registration Rights Agreement between the Company and Kingsbridge dated as of May 21, 2008 would terminate concurrently with the Purchase Agreement. The warrant to purchase up to 165,000 shares of common stock at an exercise price of $5.4175 per share that was issued to Kingsbridge in connection with the CEFF will remain in effect in accordance with its terms, but the Company is not obligated to register the shares of common stock issuable upon exercise of the warrant.
     The Company terminated the CEFF and related agreements because it did not believe it would utilize the CEFF as a means to raise capital in the future.
     The Company filed a registration statement on Form S-3 relating to the CEFF on July 18, 2008, and the Company intends to withdraw that registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: July 23, 2009
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Vice President and General Counsel